                                                                    Exhibit 99.2


                         NOTICE OF GUARANTEED DELIVERY

                                   To Tender
               Unregistered 9 1/2% Series H Senior Notes due 2007
                      (including those in book-entry form)
                                       of

                              HOST MARRIOTT, L.P.
      Pursuant to the Exchange Offer and Prospectus dated January  , 2002

   As set forth in the Prospectus, dated January , 2002, of Host Marriott, L.P., this form or one substantially equivalent hereto must be used to accept the Exchange Offer (1) if certificates for unregistered 9 1/2% Series H Senior Notes due 2007 (the "Series H senior notes") of Host Marriott, L.P., a Delaware limited partnership (the "Company"), are not immediately available, (2) time will not permit a holder's Series H senior notes or other required documents to reach the Exchange Agent on or prior to the expiration date or (3) the procedure for book-entry transfer cannot be completed on a timely basis. This form may be delivered by facsimile transmission, registered or certified mail, by hand or by overnight delivery service to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
 CITY TIME, ON      , 2002 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER
 IS EXTENDED) BY THE COMPANY.

                 The Exchange Agent for the Exchange Offer is:

                                 HSBC Bank USA

                                  Deliver to:
                         HSBC Bank USA, Exchange Agent

   By Registered or Certified Mail:        By Hand or Overnight Delivery:


             Lower Level                               Lower Level
          One Hanson Place                          One Hanson Place
      Brooklyn, New York 11243                  Brooklyn, New York 11243
        Attn: Issuer Services                     Attn: Issuer Services

                                 By Facsimile:
                          (Eligible Institutions Only)
                                 (718) 488-4488
                                 Paulette Shaw

                               For Information or
                           Confirmation by Telephone:
                                 (718) 488-4475

    Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

   Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via facsimile other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

   The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus, dated January , 2002, as it may be amended or supplemented from time to time, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Series H senior notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." By so tendering, the undersigned does hereby make, at and as of the date thereof, the representations and warranties of a tendering holder of Series H Senior Notes set forth in the Letter of Transmittal.


 Name(s) of Registered Holder(s): ____________________________________________

 Aggregate Principal
 Amount Tendered: $ __________________________________________________________

 Certificate No.(s)
 (if available): _____________________________________________________________

 (Total Principal Amount Represented by
 Series F senior notes Certificate(s)): ______________________________________

 $ ___________________________________________________________________________

 If Series H senior notes will be tendered by book-entry transfer, provide the following information:

 DTC Account Number: _________________________________________________________

 Date: _______________________________________________________________________

 --------
 * Must be in denominations of $1,000 and any integral multiple thereof.


   All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

 X __________________________________   ______________________________________

 X __________________________________   ______________________________________
       Signature(s) or Owner(s)                          Date
        or Authorized Signatory

 Area Code and Telephone Number: _____________________________________________

    Must be signed by the holder(s) of the Series H senior notes as their name(s) appear(s) on certificates for Series H senior notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(es)

 Name(s): ____________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________

 Capacity: ___________________________________________________________________

 Address(es): ________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________

               THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

                                   GUARANTEE

                    (Not to be used for signature guarantee)

   The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Signature Program or a firm or other entity identified in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (3) a credit union; (4) a national securities exchange, registered securities association or learning agency; or (5) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Series H senior notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Series H senior notes to the Exchange Agent's account at The Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Series H senior notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

 _____________________________________   _____________________________________
             Name of Firm                        Authorized Signature
 _____________________________________   _____________________________________
                Address                                  Title
 _____________________________________   _____________________________________
               Zip Code                         (Please Type or Print)
 Area Code and Telephone No.: ________   Dated: ______________________________


          NOTE:DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM.